                                                                     EXHIBIT 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           ENGAGE TECHNOLOGIES, INC.

     ENGAGE TECHNOLOGIES, INC. (the "Corporation" or the "Company") a corporation organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify that the board of Directors of the Corporation, by unanimous written consent of all of the Directors of the Corporation dated April 3, 1998, approved and adopted, pursuant to Section 242 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation, which restates, integrates and amends the Certificate of Incorporation of the Corporation in its entirety pursuant to Section 245 of the Delaware General Corporation Law. The Corporation further certifies that the stockholders of the Corporation, by written consent dated April 3, 1998, approved and adopted this Amended and Restated Certificate of Incorporation, pursuant to Sections 242 and 245 of the Delaware General Corporation Law. Written notice of the adoption of this Amended and Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice. The Certificate of Incorporation of the Corporation, as amended to date, was originally file with the Secretary of State of Delaware on July 18, 1995 under the name CMG Direct Interactive, Inc. The full text of the Amended and Restate Certificate of Incorporation is set forth below.

     FIRST:  the name of the Corporation is Engage Technologies, Inc.
     ------

     SECOND:  The address of the Corporation's registered office in the State of
     -------
Delaware is 1013 Center Road, Wilmington, Delaware 19805, Country of New Castle, State of Delaware. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD:  The purpose of the Corporation is to engage in any lawful act or
     ------
activity for which corporations may be organized under the General Corporation Law of the Sate of Delaware.

     FOURTH:  The aggregate number of shares of all classes of stock which the
     -------
Corporation is authorized to issue is twenty five million (25,000,000) shares, of which five million (5,000,000) shall be shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), and twenty million (20,000,000) shall be shares of Common Stock, par value $0.01 per share (the "Common Stock").

     Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

     No holder of any of the shares of any class of stock of the Corporation, whether now or hereafter authorized or issued, shall be entitled as of right to purchase or subscribe for (i) any unissued stock of any class whatsoever of stock of the Corporation, or (ii) any new or additional shares of any class whatsoever of stock of the Corporation to be issued by reason of any increase of the authorized stock of the Corporation, or of any class of such stock, or (iii) bonds, certificates of indebtedness, debentures or other securities convertible into stock of any class of the Corporation or carrying any right to purchase stock of any class of the Corporation, but any such unissued stock, or additionally authorized issue of any stock, or other securities convertible into stock of the Corporation may be issued and disposed of pursuant to a resolution or resolutions of the Board of Directors to such persons, firms, corporations, associations or other entities and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

     Section 1.     Common Stock.
                    -------------

     The powers, preferences, rights, qualifications, limitations and restrictions relating to the Common Stock are as follows:

     (a) The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock designated herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of
Section 2 of this Article FOURTH.

     (b) The Common Stock shall have voting rights for the election of directors and for all other purposes (subject to the powers, rights, privileges, preferences and priorities of the Preferred Stock as provided above), each holder of Common Stock being entitled to one vote for each share thereof held by such holder, except as otherwise required by law.

     Section 2.     Preferred Stock
                    ---------------

     The Board of Directors is expressly authorized to provide for the issuance of all or any part of the shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited or fractional, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors in its sole discretion providing for the issuance of such class or series and as may be permitted by the Delaware General Corporation Law, including, without limitation, the authority to determine with respect to the shares of any such class or series (i) whether such shares shall be redeemable, and, if so, the terms and conditions of such redemption, whether for cash, property or rights, including securities of any other corporation, and whether at the option of either the Corporation or the holder or both, including the date or dates or the event or events upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (ii) whether such shares shall be entitled to receive dividends (which maybe cumulative or noncumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) the rights of such shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of such shares; (iv) whether such shares shall be convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, whether at the option either of the Corporation or the holder or both, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; (v) whether the class or series shall have a sinking fund for the redemption or purchase of such shares, and, if so, the terms and amount of each sinking fund;
(vi) provisions as to any other voting, optional, and/or special or relative rights, powers, priorities, preferences, limitations, or restrictions; and (vii) the number of shares and designation of such class or series.

     FIFTH:  The Corporation is to have perpetual existence.
     ------

     SIXTH:  Election of Directors need not be by written ballot unless the by-
     ------
laws of the Corporation so provide.

     SEVENTH:  The Board of Directors of the corporation is expressly authorized
     --------
to adopt, amend or repeal the by-laws of the Corporation.

     EIGHTH:  A director shall not be personally liable to the Corporation or
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its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not permitted under the Delaware General Corporation Law as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

     NINTH:  The Corporation reserved the right to amend, alter, change or
     ------
repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 242, 245 and 228 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, Engage Technologies, Inc. has caused its corporation seal to be affixed hereto and this Certificate to be signed by Paul L. Schaut, its President, and attested by William Williams II, its Assistant Secretary, this 3rd day of April, 1998.

                         ENGAGE TECHNOLOGIES, INC.


                         By:  /s/ Paul L. Schaut
                              --------------------------
                              Paul L. Schaut
                              President



ATTEST

By:  /s/ William Williams
     --------------------
     William Williams II
     Assistant Secretary

[Corporate Seal]

                         CERTIFICATE OF DESIGNATION OF
                      SERIES A CONVERTIBLE PREFERRED STOCK


     Engage Technologies, Inc., a Delaware corporation (the "Corporation" or the "Company"), pursuant to authority conferred on the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the corporation and in accordance with the provisions of Section 151 of the General Corporation Law of the Sate of Delaware, certifies that the Board of Directors of the corporation, by unanimous consent dated April 3, 1998, has duly adopted the following resolution providing for the establishment and issuance of a series of Preferred Stock to be designated "Series A Convertible Preferred Stock" and to consist of eight hundred thousand (800,000) shares as follows:

     RESOLVED:   That, pursuant to the authority expressly granted and vested in the Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation hereby is established, consisting of eight hundred thousand
                 (8000,000) shares, to be designated "Series A Convertible
                 Preferred Stock" (hereafter "Series A Preferred Stock"), the
                 Board of Directors be and hereby is authorized to issue such shares of Series A Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and subject to the limitations provided by law and by the Corporation's Amended and Restate Certificate of Incorporation, the powers, designations, preferences and relative, participating, optional or other special rights, powers or priorities of, and the qualifications, limitations or restrictions upon, the Series A Preferred Stock shall be as follows:

     1.   Designation.  This series of Preferred Stock par value $0.01 per
          -----------
share, shall be designated the "Series A Convertible Preferred Stock" (hereinafter "Series A Preferred Stock").

     2.   Dividends.
          ---------

          (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends computer at a rate of 7% or $0.70 per share per annum (or a proportional part thereof for a portion of a year and all subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) commencing as of February 1, 1998, payable when, as and if declared by the Board of Directors of the Corporation. The right to receive dividends on Series A Preferred Stock shall be noncumulative, and no right to receive dividends shall accrue by reason for the fact that no dividends have been declared on the Series A Preferred Stock in any or every prior year.

          (b) The Corporation shall not declare or pay any distributions on shares of Common Stock until the holders of shares of Series A Preferred Stock then outstanding shall have first received a distribution at the rate specified in paragraph (a) of this Section 2 calculated on a cumulative basis from the date of issuance of said stock compounded annually as of any anniversary of the date of issuance of such shares.

          (c) For purposes of this Section 2, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock help by employees or directors of, or consultants to, the Corporation pursuant to agreements providing for such repurchase and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

     3.   Liquidation, Dissolution or Winding Up.
          --------------------------------------

          (a) In the event of any liquidation, dissolution or winding up of the Company, and provided that the amount available for distribution to holders of the Series A Preferred Stock pursuant to this Section 3 is less than $10.00 per share plus a dividend computed at a rate of 7% or $0.70 per share per annum, compounded annually as of February 1, 1998 (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event as provided in Section 5(e)(ii) hereof), whether voluntary or involuntary, the entire assets of the Company available for such distribution shall be distributed ratably among the holders of the Series A Preferred Stock.

          (b) In the event of any liquidation, dissolution or winding up of the Company, and provided that the amount available for distribution to holders of the Series A Preferred Stock pursuant to this Section 3 is at least $10.00 per share plus a dividend computed at a rate of 7% or $0.70 per share per annum, compounded annually as of February 1, 1998 (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event as provided in Section 5(e)(ii) hereof), whether voluntary or involuntary, holders of each share of Series A Preferred Stock shall be entitled to be paid first out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes, whether such assets are capital, surplus, or earnings, before any sums shall be paid or any assets distributed among the holders of any other class of capital stock, an amount equal to $10.00 per share of Series A Preferred Stock plus a dividend computed at a rate of 7% or $0.70 per share per annum, compounded annually as of February 1, 1998. After the payment of the preferential amount required to be paid to the holders of the Series A Preferred Stock, upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of the Corporation's Common Stock shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

          (c) A consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 3; provided, however, that each holder of Series A Preferred Stock shall have the right to elect the benefits of the provisions of
Section 5(h) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Company pursuant to this Section 3. Each holder of Series A Preferred Stock shall notify the Company in advance of its election to obtain the benefits of this Section 3(c) or of Section 5(b), which notification shall be given not later than a date specified in writing to each holder by the Company to be at least five (5) days prior to the effective date of such consolidation, merger or sale. If a holder fails to make any election, he shall be deemed to have elected the benefits of this Section 3(c).

          (d) Whenever the distribution provided for herein shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Company.

     4.   Voting Power. Except as otherwise expressly provided in Section 8
          ------------
hereof, or as required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof (taking into account all accrued and unpaid dividends, if any, with respect to such Series A Preferred Stock), at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock and of Common Stock shall be entitled to vote together as a class on all matters.

     5.   Conversion Rights.  The holders of the Series A Preferred Stock shall
          -----------------
have the following conversion rights:

          (a) General.  Subject to and in compliance with the provisions of this
              -------
Section 5, any shares of the Series A Preferred Stock, may, at the option of the holder, be converted at any time or from time to time into fully-paid and non-assessable shares (calculated as to each conversion to the largest whole share) of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5(c) by the number of shares of Series A Preferred Stock being converted. Upon conversion of their shares of Series A Preferred Stock into shares of Common Stock, holders of shares of Series A Preferred Stock shall also have the option to have all declared but unpaid dividends on such shares of Series A Preferred Stock converted into shares of Common Stock. the number of shares of Common Stock to be received upon the conversion of such declared but unpaid dividends shall be computed by multiplying the number of shares of Series A Preferred Stock which could have been purchased with such declared but unpaid dividends, assuming a Series A Preferred Stock purchase price of $10.00 per share, by the Applicable Conversion Rate in effect at the time of such conversion.

          (b) Conversion Following Underwritten Public Offering.
              -------------------------------------------------

          (i) All outstanding shares of Series A Preferred Stock shall, upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Company in which the Common Stock is sold at a price to the public of not less than the amount per share which would be equal to $10.00 per share plus a dividend computed at a rate of 7% or $0.70 per share per annum, compounded annually as of February 1, 1998 (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock) and in which the aggregate gross proceeds (before deduction of any underwriting discounts, commissions or expenses) received by the Company from such public offering, shall equal or exceed Fifteen Million Dollars ($15,0000,000), be converted automatically into the number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion pursuant to
Section 5(a) hereof without any further action by such holders and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for the Common Stock.

          (ii) Upon the occurrence of the conversion specified in Section 5(b)(i), the holders of such Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Company or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to each such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series A Preferred Stock being converted are either delivered to the Company or any such transfer agent or the holder notifies the Company or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. In addition, the Company may, if the Board of Directors deems it reasonably necessary, require the holder to post a bond in connection with such indemnity agreement.

          (c) Applicable Conversion Rate.  The conversion rate in effect at any
              --------------------------
time (the "Applicable Conversion Rate") shall be the quotient obtained by dividing (i) $10.00 by (ii) the Applicable Conversion Value, calculated as provided in Section 5(d).

          (d) Applicable Conversion Value.  The Applicable Conversion Value in
              ---------------------------
effect from time to time, except as adjusted in accordance with Section 5(e) hereof, shall be $1.00 as of the date of this Certificate of Series A Convertible Preferred Stock.

          (e) Adjustments to Applicable Conversion Value.
              ------------------------------------------

                  (i) Upon Sales of Common Stock. If the Company shall, while
                      --------------------------
there are any shares of Series A Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Applicable Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be adjusted to an amount determined by multiplying such Applicable Conversion Value by a fraction:

                       (A) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, calculated on a fully diluted basis assuming exercise or conversion of all securities exercisable for or convertible into Common Stock, whether or not such exercise or conversion is unvested or otherwise conditional, plus (b) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Applicable conversion Value, and

                       (B) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, calculated on a fully diluted basis assuming exercise or conversion of all securities exercisable for or convertible into Common Stock, whether or not such exercise or conversion is unvested or otherwise conditional, plus (b) the number of such additional shares of Common Stock so issued or deemed issued.

The Corporation's issuance of up to an aggregate of two million (2,000,000) shares of Common Stock (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock), or options exercisable therefor, pursuant to any stock purchase or stock option plan or other individual or group incentive program of any kind approved by the Board of Directors to the Corporation's officers, directors, employees or consultants shall not be deemed an issuance of additional shares of Common Stock and shall have no effect on the calculations contemplated by this Section 5(e).

     For the purposes of this Section 5(e), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) whether or not such conversion or exchange is conditional, shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Company for such Common Stock shall be less than the Applicable Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at any time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made under this Section 5(e) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Applicable Conversion Value with respect to this paragraph which relates to warrants, potions, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when all of such warrants, options, subscriptions or purchase rights expire or are cancelled without being exercised, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the expired or cancelled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or cancelled warrants, options, subscriptions or purchase rights not been issued. For purposes of this paragraph, the "Net

Consideration Per Share" which may be received by the Company shall be determined as follows:

                       (A) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

                       (B) The "Net Consideration Per Share" which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

     For purposes of this Section 5(e), if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(e) consists of property other than cash, the Company at its expense will promptly cause independent public accountants of recognized standing selected by the Company to value such property, whereupon such value shall be given to such consideration and shall be recorded on the books of the Company with respect to receipt of such property.

     This Section 5(e)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 5(e)(ii)).

                  (ii)    Upon an Extraordinary Common Stock Event.  Upon the
                          ----------------------------------------
happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) the combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

          (f) Dividends.  In the event the Company shall make or issue, or fix a
              ---------
record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or in assets (excluding cash dividends or distributions), then and in each such event provisions shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5(j)), retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Preferred Stock.

          (g) Recapitalization or Reclassification.  If the Common Stock
              ------------------------------------
issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted (taking into account all accrued and unpaid dividends and interest with respect to such Series A Preferred Stock) immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (h) Capitalization Reorganization, Merger or Sale of Assets.  If at
              -------------------------------------------------------
any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Company with or into another corporation or entity, or the sale of all or substantially all of the Company's properties and assets to any other person or persons, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation or entity resulting from such merger, consolidation or sale, to which a holder of Common Stock issuable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 (including adjustment of the Applicable Conversion Value then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

     Each holder of Series A Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Company, or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section 5(h), shall have the option of electing treatment of his shares of Series A Preferred Stock under either this
Section 5(h) or Section 3(b) hereof, notice of which election shall be submitted in writing to the Company at its principal offices no later than five (5) days before the effective date of such event.

          (i) Accountant's Certificate as to Adjustments.  In each case of an
              ------------------------------------------
adjustment or readjustment of the Applicable Conversion Rate, the Company will furnish each holder of Series A Preferred Stock with a certificate, prepared by its chief financial officer showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. Upon the request of any holder, the Company will cause its independent public accountants to confirm the accuracy of such adjustment or readjustment.

          (j) Exercise of Conversion Privilege.  To exercise his conversion
              --------------------------------
privilege, a holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series A Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 5, cash in the amount of all unpaid dividends on such shares of Series A Preferred Stock, up to and including the Conversion Date, unless conversion of such unpaid dividends into Common Stock has been elected, and cash, as provided in Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (k) Cash in Lieu of Fractional Shares.  No fractional shares of Common
              ---------------------------------
Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Preferred Stock, the Company shall pay to the holder of the shares of Series A Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.

          (l) Partial Conversion.  In the event some but not all of the shares
              ------------------
of Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

          (m) Reservation of Common Stock.  The Company shall at all times
              ---------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock and all unpaid dividends thereon, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock and all unpaid dividends thereon, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     6.   Redemption.
          ----------

          (a) At the written election of a majority in interest of the holders of Series A Preferred Stock on or before March 1, 2005, beginning on August 1, 2005 and on the first day of July in each year thereafter (the "Redemption Date"), the Company shall redeem twenty-five percent (25%) of all of the outstanding shares of Series A Preferred Stock; provided, however, that the Company's redemption option shall be reduced by the number of shares of Series A Preferred Stock that have been converted prior to any such Redemption Date, and such reduction shall apply first to the Redemption Date immediately following such conversion and thereafter any balance shall apply to any Subsequent Redemption Dates. The redemption price for each share of Series A Preferred Stock redeemed pursuant to this Section 6 shall be $10.00 per share plus a dividend computed at a rate of 7% or $0.70 per share per annum, compounded annually as of February 1, 1998 (the "Redemption Price"). Each redemption of Series A Preferred Stock shall be made so that the number of shares of Series A Preferred Stock held by each holder whose shares are being redeemed shall be reduced in an amount which shall bear the same ratio to the total number of shares of Series A Preferred Stock being redeemed as all such shares then held by such registered owner bears to the aggregate number of shares of Series A Preferred Stock then outstanding and held by all registered owners whose shares are being redeemed.

          (b) The Redemption Price set forth in this Section 6 shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock.

          (c) At least thirty (30) days before any Redemption Date pursuant to
Section 6(a), written notice (hereinafter referred to as the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series A Preferred Stock which is to be redeemed, at its address shown on the records of the Company; provided, however, that the giving of such Redemption Notice shall not affect the conversion rights of such holder pursuant to Section 5 hereof; provided, further, that the Company's failure to give such Redemption Notice shall in no way affect its obligation to redeem the shares of Series A Preferred Stock as provided in Section 6(a) hereof. The Redemption Notice shall contain the following information:

                  (i) The number of shares of Series A Preferred Stock held by the holder which shall be redeemed by the Company and the total number of shares of Series A Preferred Stock held by all holders to be so redeemed,

                  (ii) The Redemption Date and the applicable Redemption Price, and

                  (iii) That the holder is to surrender to the Company, at the place designated therein, its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

          (d) Each holder of shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Company at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares as set forth in this Section 6 shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be cancelled and retired.

          (e) If any shares of Series A Preferred Stock are not redeemed solely because a holder fails to surrender the certificate or certificates representing such shares pursuant to Section 6(d) hereof, then, from and after the Redemption Date, such shares of Series A Preferred Stock thereupon subject to redemption shall not be entitled to any further accrual of any dividends pursuant to
Section 2 hereof or to the conversion provisions set forth in Section 5 hereof, unless the company otherwise specifically agrees in writing.

     7.   No Reissuance of Series A Preferred Stock.  No share or shares of
          -----------------------------------------
Series A Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock accordingly.

     8.   Restrictions and Limitations.
          ----------------------------

          (a) Except as expressly provided herein or as required by law, neither the Company nor any subsidiary of the Company (which shall mean any corporation or trust of which the Company directly or indirectly owns at the time all of the outstanding shares of every class of such corporation or trust other than directors' qualifying shares) shall, without the vote or written consent by the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock voting together, each share of Series A Preferred Stock to be entitled to one vote in each instance for each share of Common Stock into which such Preferred Stock is then convertible:

                  (i) Redeem, purchase or otherwise acquire for value or (pay in, to or set aside for a sinking fund for such purpose), any share or shares of Series A Preferred Sock other than pursuant to the redemption provisions contained elsewhere herein;

                  (ii) Authorize or issue, or obligate itself to authorize or issue, any other equity security senior to or on a parity with the Series A Preferred Stock as to liquidation preferences, conversion rights, redemption rights, dividend rights, voting rights or otherwise;

                  (iii) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company or any subsidiary thereof, or any consolidation or merger involving the company or any subsidiary thereof, or any reclassification or other change of stock, or any recapitalization or any dissolution, liquidation or winding up of the Company;

                  (iv) Effect any bank borrowings in excess of an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) U.S.;

                  (v) Effect any merger by the Company with or into any business entity or any acquisition by the Company of any assets or business having a fair market value in excess of One Million Dollars ($1,000,000) U.S.; or

                  (vi) Amend its Amended and Restated Certificate of Incorporation, if such amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Preferred Stock.

     9.   No Dilution or Impairment.  Except as provided in Section 8 above, the
          -------------------------
Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the conversion of the Series A Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the conversion of all Series A Preferred Stock from time to time outstanding and all accrued and unpaid dividends thereon, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of the Series A Preferred Stock set forth herein.

     10.  Notices of Record Date.  In the event of
          ----------------------

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company.

then and in each such event the Company shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which such action is to be taken.

     This Certificate of Designation was duly adopted in accordance with the applicable provisions of Section 151 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, Engage Technologies, Inc., has caused its corporation seal to be affixed hereto and this Certificate to be signed by Paul L. Schaut, its

President, and attested by William Williams II, its Assistant Secretary, this 3rd day of April, 1998.


                                    ENGAGE TECHNOLOGIES, INC.

                                    By:  /s/  Paul L. Schaut
                                         -------------------------
                                         Paul L. Schaut, President


ATTEST

By:  /s/ William Williams
     --------------------
     William Williams II, Assistant Secretary


[Corporate Seal]

                       CERTIFICATE OF INCREASE IN SHARES
                     DESIGNATED AS SERIES A PREFERRED STOCK

           Pursuant to Section 151(g) of the General Corporation Law
                            of the State of Delaware

     Engage Technologies, inc., a Delaware corporation (the "Corporation" or the "Company"), pursuant to authority conferred on the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the Corporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, certifies that the Board of Directors of the Corporation, by unanimous consent dated July 31, 1998, has duly adopted the following resolution providing for the increase in the number of shares of Preferred Stock to be designated "Series A Preferred Stock" from eight Hundred Thousand (800,000) shares to One Million Five Hundred Thousand (1,500,000) shares as follows:

RESOLVED:  That pursuant to, and to the extent of, the authority expressly vested in the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation, as amended, the Board of Directors does hereby adopt a resolution increasing the number of shares of the Corporation's Preferred Stock designated "Series A Preferred Stock" (the "Series A Preferred Stock") by Seven Hundred Thousand (700,000) shares to a total of One Million Five Hundred Thousand (1,500,000) shares, which number of shares may be decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors of the Corporation.

     This Certificate of Designation was duly adopted in accordance with the applicable provisions of Section 151 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, Engage Technologies, Inc., has caused its corporation seal to be affixed hereto and this Certificate to be signed by Paul L. Schaut, its President, and attested by William Williams II, its Assistant Secretary, this 1st day of August, 1998.

                                    ENGAGE TECHNOLOGIES, INC.

                                    By:  /s/ Paul L. Schaut
                                         -------------------------
                                         Paul L. Schaut, President

ATTEST

By:  /s/ William Williams
     ----------------------------------------
     William Williams II, Assistant Secretary

[Corporate Seal]

                             CERTIFICATE OF MERGER

                                       of

                                ACCIPITER, INC.

                                      into

                           ENGAGE TECHNOLOGIES, INC.

                          (the surviving corporation)

                     Pursuant to Section 251 of the General
                    Corporation Law of the State of Delaware

     Engage Technologies, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the Merger is as follows:

Name                                State of Incorporation
----                                ----------------------
Engage Technologies, Inc.                  Delaware
Accipiter, Inc.                            Delaware

     SECOND: That an Agreement and Plan of Merger between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

     THIRD: that the surviving corporation of the Merger is Engage Technologies, Inc.

     FOURTH: The Certificate of Incorporation of Engage Technologies, Inc. shall become the Certificate of Incorporation of the surviving corporation.

     FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 100 Brickstone Square, 1st Floor, Andover, Massachusetts 01810.

     SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without costs, to any stockholder of any constituent corporation.

     IN WITNESS WHEREOF, Engage Technologies, Inc. has caused this Certificate to be signed by its authorized officer, with effect as of the 6th day of August, 1998.

                                    ENGAGE TECHNOLOGIES, INC.

                                    By:  /s/ Paul L. Schaut
                                         -------------------------
                                         Paul L. Schaut, President

ATTEST

By:  /s/ William Williams
     ----------------------------------------
     William Williams II, Assistant Secretary

[Corporate Seal]

                         CERTIFICATE OF DESIGNATION OF
                      SERIES B CONVERTIBLE PREFERRED STOCK


     Engage Technologies, Inc., a Delaware corporation (the "Corporation" or the "Company"), pursuant to authority conferred on the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the Corporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, certifies that the Board of Directors of the Corporation, by unanimous consent dated July 31, 1998, has duly adopted the following resolution providing for the establishment and issuance of a series of Preferred Stock to be designated "Series B Convertible Preferred Stock" and to consist of two hundred thirty-eight thousand five hundred ninety-seven (238,597) shares as follows:

RESOLVED:  That, pursuant to the authority expressly granted and vested in the
           Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation hereby is established, consisting of two hundred thirty-eight thousand five hundred ninety-seven (238,597) shares, to be designated "Series B Convertible Preferred Stock" (hereafter "Series B Preferred Stock"), the Board of Directors be and hereby is authorized to issue such shares of Series B Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and subject to the limitations provided by law and by the Corporation's Amended and Restated Certificate of Incorporation, the powers, designations, preferences and relative, participating, optional or other special rights, powers or priorities of, and the qualifications, limitations or restrictions upon, the Series B Preferred Stock shall be as follows:

     1.   Designation.  This series of Preferred Stock, par value $0.01 per
          -----------
share, shall be designated the "Series B Convertible Preferred Stock" (hereinafter "Series B Preferred Stock").

     2.   Liquidation, Dissolution or Winding Up.
          --------------------------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock, but before any payment shall be made to the holders of Series B Preferred Stock, Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock, by reason of their ownership thereof, an amount equal to $10.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any accrued but unpaid dividends with respect thereto. If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (b) After the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation senior to the Series B Preferred Stock, but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series B Preferred Stock upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, by reason of their ownership thereof, an amount equal to $8.3823 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (c) After the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock, Series B Preferred Stock and any other class or series of stock ranking on liquidation senior to the Common Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock then outstanding shall be entitled to receive, on a pro-rata basis the remaining funds and assets of the Corporation available for distribution to its stockholders.

          (d) With respect to the Series B Preferred Stock, a merger or consolidation of the Corporation into or with another corporation in which the holders of the outstanding capital stock of the Corporation immediately prior to such merger or consolidation do not hold a majority of the outstanding capital stock of the surviving corporation, or the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2 unless the holder of at least 51% of the then outstanding shares of Series B Preferred Stock elect to have such events not deemed to be a liquidation, dissolution or winding up of the Corporation by giving written notice thereof to the Corporation at least ten
(10) days before the effective date of such event. If such notice is given, the provisions of Subsection 4(h) below shall apply. Whenever the distribution provided for herein shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

     3.   Voting Power.  Except as otherwise expressly provided herein or as
          ------------
required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holders shares of Series B Preferred Stock could be converted, pursuant to the provisions of
Section 4 hereof (taking into account all declared but unpaid dividends, if any, with respect to such Series B Preferred Stock), at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock, Series B Preferred Stock and of Common Stock shall be entitled to vote together as a class on all matters.

     4.   Conversion Rights.  The holders of the Series B Preferred Stock shall
          -----------------
have the following conversion rights:

          (a) General.  Subject to and in compliance with the provisions of this
              -------
Section 4, any shares of the Series B Preferred Stock, may, at the option of the holder, be converted at any time or from time to time into fully-paid and non-assessable shares (calculated as to each conversion to the largest whole share) of Common Stock. The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 4(c)) by the number of shares of Series B Preferred Stock being converted. Upon conversion of their shares of Series B Preferred Stock into shares of Common Stock, holders of shares of Series B Preferred Stock shall also have the option to have all declared but unpaid dividends on such shares of Series B Preferred Stock converted into shares of Common Stock. The number of shares of Common Stock to be received upon the conversion of such declared but unpaid dividends shall be computed by multiplying the number of shares of Series B Preferred Stock which could have been purchased with such declared but unpaid dividends, assuming a Series B Preferred Stock purchase price of $8.3823 per share, by the Applicable Conversion Rate in effect at the time of such conversion.

          (b) Conversion Following Underwritten Public Offering.
              -------------------------------------------------

          (i) All outstanding shares of Series B Preferred Stock shall, upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 as amended, covering the offering and sale of Common Stock for the account of the Company in which the Common Stock is sold at a price to the public of not less than the amount per share which would be equal to $10.70 per share (such amount to be equitably adjusted whenever there shall occur a stock split combination, reclassification or other similar event affecting the Common Stock) and in which the aggregate gross proceeds (before deduction of any underwriting discounts, commissions or expenses) received by the Company from such public offering, shall equal or exceed Fifteen Million Dollars ($15,000,000), be converted automatically into the number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion pursuant to Section 4(a) hereof without any further action by such holders and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for the Common Stock.

          (ii) Upon the occurrence of the conversion specified in Section 4(b)(i), the holders of such Series B Preferred Stock shall surrender the certificates representing such shares at the office of the Company or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to each such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series B Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series B Preferred Stock being converted are either delivered to the Company or any such transfer agent or the holder notifies the Company or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. In addition, the Company may, if the Board of Directors deems it reasonably necessary, require the holder to post a bond in connection with such indemnity agreement.

          (c) Applicable Conversion Rate.  The conversion rate in effect at any
              --------------------------
time (the "Applicable Conversion Rate") shall be the quotient obtained by dividing (i) $8.3823 by (ii) the Applicable Conversion Value, calculated as provided in Section 4(d).

          (d) Applicable Conversion Value.  The Applicable Conversion Value in
              ---------------------------
effect from time to time, except as adjusted in accordance with Section 4(e) hereof, shall be $8.3823 as of the date of this Certificate of Series B Convertible Preferred Stock.

          (e) Adjustments to Applicable Conversion Value.
              ------------------------------------------

                  (i) Upon Sales of Common Stock. If the Company shall, while
                      --------------------------
there are any shares of Series B Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Applicable Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be adjusted to an amount equal to a fraction:

                       (A) the numerator of which shall be (a) the Applicable Conversion Value prior to the issuance multiplied by the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, calculated on a fully diluted basis assuming exercise or conversion of all securities exercisable for or convertible into Common Stock, whether or not such exercise or conversion is unvested or otherwise conditional, plus (b) the price per share of such additional shares of Common Stock multiplied by number of such additional shares of Common Stock so issued or deemed issued, and

                       (B) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, calculated on a fully diluted basis assuming exercise or conversion of all securities exercisable for or convertible into Common Stock, whether or not such exercise or conversion is unvested or otherwise conditional, plus (b) the number of such additional shares of Common stock so issued or deemed issued.

The Corporation's issuance of shares of Common Stock, or options exercisable therefor, pursuant to any stock purchase or stock option plan or other individual or group incentive program of any kind approved by the Board of Directors to the Corporation's officers, directors, employees or consultants shall not be deemed an issuance of additional shares of Common Stock and shall have no effect on the calculations contemplated by this Section 4(e).

     For the purposes of this Section 4(e), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) whether or not such conversion or exchange is conditional, shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Company for such Common Stock shall be less than the Applicable Conversion

Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at any time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made under this Section 4(e) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when all of such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or canceled warrants, options, subscriptions or purchase rights not been issued. For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Company shall be determined as follows:

                    (A) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

                    (B) The "Net Consideration Per Share" which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

     For purposes of this Section 4(e), if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 4(e) consists of property other than cash, the Company at its expense will promptly cause independent public accountants of recognized standing selected by the Company to value such property, whereupon such value shall be given to such consideration and shall be recorded on the books of the Company with respect to receipt of such property.

     This Section 4(e)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 4(e)(ii)).

                  (ii)  Upon an Extraordinary Common Stock Event.  Upon the
                        ----------------------------------------
happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) the combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

          (f) Dividends.  In the event the Company shall make or issue, or fix a
              ---------
record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or in assets (excluding cash dividends or distributions), then and in each such event provisions shall be made so that the holders of Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon the number of securities or such other assets of the Company which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 4(j)), retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Series B Preferred Stock.

          (g) Recapitalization or Reclassification.  If the Common Stock
              ------------------------------------
issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 4, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series B Preferred Stock might have been converted (taking into account all declared and unpaid dividends and interest with respect to such Series B Preferred Stock) immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (h) Capital Reorganization, Merger or Sale of Assets.  If at any time
              ------------------------------------------------
or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4) or a merger or consolidation of the Company with or into another corporation or entity, or the sale of all or substantially all of the Company's properties and assets to any other person or persons, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Company, or of the successor corporation or entity resulting from such merger, consolidation or sale, to which such holders would be entitled if they were holders of the number of shares of Common Stock they were entitled to receive on conversion of the Series B Preferred Stock held by them immediately prior to such capital reorganization, merger consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series B Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4 (including adjustment of the Applicable Conversion Value then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

     Each holder of Series B Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Company, or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section 4(h), shall have the option of electing treatment of his shares of Series B Preferred Stock under either this
Section 4(h) or Section 2(d) hereof, notice of which election shall be submitted in writing to the Company at its principal offices no later than five (5) days before the effective date of such event.

          (i) Accountant's Certificate as to Adjustments.  In each case of an
              ------------------------------------------
adjustment or readjustment of the Applicable Conversion Rate, the Company will furnish each holder of Series B Preferred Stock with a certificate, prepared by its chief financial officer showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. Upon the request of any holder, the Company will cause its independent public accountants to confirm the accuracy of such adjustment or readjustment.

          (j) Exercise of Conversion Privilege.  To exercise his conversion
              --------------------------------
privilege, a holder of Series B Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series B Preferred Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series B Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with the provisions of this Section 4, cash in the amount of all unpaid dividends on such shares of Series B Preferred Stock, up to and including the Conversion Date, unless conversion of such unpaid dividends into Common Stock has been elected and cash, as provided in Section 4(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (k) Cash in Lieu of Fractional Shares.  No fractional shares of Common
              ---------------------------------
Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Preferred Stock, the Company shall pay to the holder of the shares of Series B Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series B preferred Stock being converted at any one time by any holder thereof, not upon each share of Series B Preferred Stock being converted.

          (l) Partial Conversion.  In the event some but not all of the shares
              ------------------
of Series B Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series B Preferred Stock which were not converted.

          (m) Reservation of Common Stock.  The Company shall at all times
              ---------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock and all unpaid dividends thereon, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock and all unpaid dividends thereon, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     5.   No Reissuance of Series B Preferred Stock.  No share or shares of
          -----------------------------------------
Series B Preferred Stock acquired by the Company by reason of purchase or conversion shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series B Preferred Stock accordingly; provided, that this provision shall not be construed to permit the amendment of this Certificate of Designation with respect to any matter other than the number of shares of Series B Stock authorized for issuance, except with the consent of the holders of a majority in interest of the issued and outstanding Series B Preferred Stock.

     6.   No Dilution or Impairment.  The Company will not, by amendment of its
          -------------------------
Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series B Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series B Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the conversion of the Series B Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the conversion of all Series B Preferred Stock from time to time outstanding and all accrued and unpaid dividends thereon, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of the Series B Preferred Stock set forth herein.

     7.   Notices of Record Date.  In the event of
          ----------------------

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation or any other entity or person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company,

then and in each such event the Company shall mail or cause to be mailed to each holder of Series B Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which such action is to be taken.

     This Certificate of Designation was duly adopted in accordance with the applicable provisions of Section 151 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, Engage Technologies, Inc., has caused its corporation seal to be affixed hereto and this Certificate to be signed by Paul L. Schaut, its President, and attested by William Williams II, its Assistant Secretary, this 1st day of August, 1998.


                                    ENGAGE TECHNOLOGIES, INC.


                                    By:  /s/  Paul L. Schaut
                                         -------------------------
                                         Paul L. Schaut, President


ATTEST


By:  /s/  William Williams
     ----------------------------------------
     William Williams II, Assistant Secretary

[Corporate Seal]

                                      AUTHENTICATION:

                                                DATE:


                             CERTIFICATE OF MERGER

                                       of

                                ACCIPITER, INC.

                                      into

                           ENGAGE TECHNOLOGIES, INC.

                          (the surviving corporation)

                     Pursuant to Section 251 of the General
                    Corporation Law of the State of Delaware


     Engage Technologies, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the Merger is as follows:

Name                                 State of Incorporation
----                                 ----------------------
Engage Technologies, Inc.                   Delaware
Accipiter, Inc.                             Delaware

     SECOND: That an Agreement and Plan of Merger between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

     THIRD: That the surviving corporation of the Merger is Engage Technologies, Inc.

     FOURTH: The Certificate of Incorporation of Engage Technologies, Inc. shall become the Certificate of Incorporation of the surviving corporation.

     FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 100 Brickstone Square, 1st Floor, Andover, Massachusetts 01810.

     SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without costs, to any stockholder of any constituent corporation.

     IN WITNESS WHEREOF, Engage Technologies, Inc. has caused this Certificate to be signed by its authorized officer, with effect as of the 6th day of August, 1998.

                                    ENGAGE TECHNOLOGIES, INC.

                                    By:  /s/  Paul L. Schaut
                                         ------------------------
                                         Paul L. Schaut, President

ATTEST

By:  /s/  William Williams
     ----------------------------------------
     William Williams II, Assistant Secretary

[Corporate Seal]

                          CERTIFICATE OF AMENDMENT OF
                    RESTATED CERTIFICATE OF INCORPORATION OF
                           ENGAGE TECHNOLOGIES, INC.


It is hereby certified that:

1.   The name of the corporation is Engage Technologies, Inc. (the
     "Corporation").

2. The Corporation's Restated Certificate of Incorporation is hereby amended by striking out the first paragraph of Article 4 thereof and by substituting the following replacement paragraph:

     "The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is thirty five million (35,000,000) shares, of which five million (5,000,000) shall be shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), and thirty million (30,000,000) shall be shares of Common Stock, par value $0.01 per share (the "Common Stock")."

3. This Certificate of Amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the Delaware General Corporation Law.

Signed and attested to on March 24, 1999.


                                        /s/  Paul L. Schaut
                                        ---------------------
                                        Paul L. Schaut
                                        President


ATTEST:


/s/  Michael K. Baker
-----------------------
Michael K. Baker
Secretary